EXHIBIT 5

                               February 28, 1997


AmBase Corporation
Greenwich Office Park, Bldg. 2
51 Weaver Street
Greenwich, CT 06831-5155

Dear Sirs:

            We are acting as counsel to AmBase Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 6,987,500 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") to be issued pursuant to the Company's (i) 1985 Stock Option Plan for Key Employees of AmBase Corporation and its Subsidiaries and (ii) 1993 Stock Incentive Plan for Officers and Employees of AmBase Corporation (collectively, the "Plans").

            We have examined the Registration Statement and such corporate records and other documents and instruments and have made such investigations of law, as we have considered necessary or appropriate for the purpose of rendering this opinion. We have assumed the authenticity of all documents submitted as originals and the conformity with the original documents of any copies of such documents submitted for examination.

            Based upon and subject to the foregoing, we are of the opinion that the Shares issuable pursuant to the Plans have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by the transfer agent, duly registered by the registrar for the Shares and issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,



                                    /s/ Pepe & Hazard LLP

                                    William A. Perrone, Its Partner
                                    Pepe & Hazard LLP
                                    30 Jelliff Lane
                                    Southport, CT 06490



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